Exhibit 99.1

Atlantic Coast Federal Corporation Announces Certain Preliminary Year-End 2010 Financial Information

Application to Be Made for Small Business Lending Fund

WAYCROSS, Ga.--(BUSINESS WIRE)--January 10, 2011--Atlantic Coast Federal Corporation (NASDAQ: ACFC) (the "Company"), the holding company for Atlantic Coast Bank (the "Bank"), today announced certain preliminary year-end 2010 financial information in advance of the launch of the assisted broker phase of its second-step conversion and offering. As previously announced in December 2010, the Company's stockholders and the members of Atlantic Coast Federal, MHC (the "MHC") have approved the MHC's Plan of Conversion and Reorganization and extended the Atlantic Coast Financial Corporation (successor to the Company in the second-step conversion) community offering to January 21, 2011.

During the fourth quarter of 2010, the Company took actions to mitigate future potential losses on (1) a $7.5 million loan relationship and (2) the Company's residential mortgage loan portfolio. As a result of these actions, the Company will add approximately $3.8 million to its reserves for loan losses in the fourth quarter, including a $1.6 million specific reserve due to recent adverse developments with the $7.5 million commercial lending relationship. This relationship, consisting of two loans and a line of credit secured by the borrower's facilities, inventory and accounts receivable, was performing at September 30, 2010. While classified as substandard at September 30, 2010, due to its reliance on guarantors for debt service payment, it was not considered impaired at that time; thus, no specific reserves had been established. However, during December 2010, the borrower filed for bankruptcy, and the loans were placed on non-performing status. The Bankruptcy Court has provided for monthly adequate protection payments on the loans equal to 70% of the contractual payments, the first of which has been received. Separately, the Company is also providing additional reserves of $2.2 million resulting from a review of the effect of the slowdown in the foreclosure process in Florida and the estimated impact on collateral valuations in the one-to-four family residential loan portfolio.

Commenting on the actions taken by the Company in the fourth quarter of 2010, Jay Sidhu, Executive Chairman of the Company, said, "We have been very aggressive and proactive over the past two years in writing down our problem assets and reflecting our non-performing assets at realizable values. These actions position us better to move forward and raise the necessary capital to complete our second-step conversion."

Due largely to these circumstances, the Company expects that its fourth quarter provision for loan losses will increase to approximately $7.0 million compared with $6.2 million in the year-earlier quarter and $3.1 million in the third quarter of 2010. Concurrently, non-performing assets are expected to rise to approximately $38.1 million at the end of 2010 compared with $40.2 million at the end of 2009 and $30.2 million at September 30, 2010.

Although the Company has not completed its year-end closing process, results for the fourth quarter of 2010 will be influenced substantially by the additional provisioning mentioned above. Currently, the Company expects to report a fourth quarter net loss of between $5.0 and $5.5 million on or about February 15, 2011. For the fourth quarter of 2009, the Company reported a net loss of $3.2 million or $0.24 per share. Due to the Company's ongoing efforts to shrink its balance sheet to improve its capital ratios and maintain its well-capitalized status, it expects total assets will be approximately $830 million at December 31, 2010.

Additionally, the Company announced that the Bank will apply for funding from the Small Business Lending Fund, a federal program created under the Small Business Jobs Act of 2010 to enhance lending to America's small businesses by providing Tier 1 capital to community banks. "If approved, this funding will complement the Bank's recent efforts to expand its small business lending program and could add up to $15 million to the Bank's Tier 1 Capital, supplementing the Company's current capital-raising efforts in connection with its second-step conversion and offering," commented Sidhu. "With the additional minimum capital of $17 million we are seeking from the second-step conversion and the potential $15 million from the Small Business Lending Fund, we estimate our pro forma Tier 1 capital ratio would have increased to approximately 8.1% as of December 31, 2010."

Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank that was organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. In November 2000, the credit union converted its charter from a federal credit union to a federal mutual savings association and, in January 2003, Atlantic Coast Federal Corporation was formed as the holding company. The Company completed its initial public stock offering in October 2004. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.AtlanticCoastBank.net, under the Investor Information section.

Atlantic Coast Bank, with approximately $893 million in assets as of September 30, 2010, is a community-oriented financial institution. It serves southeastern Georgia and northeastern Florida through 12 locations, with a focus on the Jacksonville metropolitan area.

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, that the Company may not receive capital under the Small Business Lending Fund or that such approval is not received in a timely fashion or contains conditions that make participating in such program overly burdensome, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.

Atlantic Coast Federal Corporation has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Atlantic Coast Federal Corporation are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Atlantic Coast Federal Corporation and Atlantic Coast Financial Corporation are available free of charge from the Corporate Secretary of Atlantic Coast Federal Corporation at 505 Haines Avenue, Waycross, Georgia 31501, Attention: Corporate Secretary.

CONTACT:
Corporate Communications, Inc.
Patrick J. Watson, 615-254-3376